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                                 EXHIBIT 21 (A)

                    SUBSIDIARIES OF OXIS INTERNATIONAL, INC.


As of December 31, 1996, the Company's subsidiaries were as follows:

             Name                           Jurisdiction of incorporation
             ----                           -----------------------------

     OXIS International S.A.                         France
     OXIS Acquisition Corporation                    Delaware
     OXIS Isle of Man Limited                        Isle of Man

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